PRELIMINARY TERM SHEET

Renaissance Mortgage Acceptance Corp. 2006-1 Home Equity Loan Asset-Backed Notes, Series 2006-1 $639,305,000 Offered Notes (Approximate)

Delta Funding Corporation (Originator) Renaissance REIT Investment Corp. (Seller) Renaissance Mortgage Acceptance Corp. (Depositor)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Structure Overview

To 10% Optional Termination
Offered Notes
Class	Approx. Size ($) (1)(2)	Type	Bmark	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s/Fitch)
AV-1	73,496,000	Senior / Sequential	1mL	1.000	1-27	June 2008	May 2036	AAA/Aaa/AAA
AV-2	28,195,000	Senior / Sequential	1mL	3.000	27-47	February 2010	May 2036	AAA/Aaa/AAA
AV-3	38,309,000	Senior / Sequential	1mL	6.220	47-102	September 2014	May 2036	AAA/Aaa/AAA
AF-2	110,643,000	Senior / Sequential	Fixed	2.000	19-30	September 2008	May 2036	AAA/Aaa/AAA
AF-3	86,953,000	Senior / Sequential	Fixed	3.000	30-47	February 2010	May 2036	AAA/Aaa/AAA
AF-4	59,948,000	Senior / Sequential	Fixed	5.000	47-79	October 2012	May 2036	AAA/Aaa/AAA
AF-5	46,897,000	Senior / Sequential	Fixed	8.252	79-102	September 2014	May 2036	AAA/Aaa/AAA
AF-6	57,050,000	Senior / NAS	Fixed	6.591	39-102	September 2014	May 2036	AAA/Aaa/AAA
M-1	30,189,000	Subordinate	Fixed	5.641	38-102	September 2014	May 2036	AA+/Aa1/AA+
M-2	24,938,000	Subordinate	Fixed	5.641	38-102	September 2014	May 2036	AA/Aa2/AA
M-3	15,312,000	Subordinate	Fixed	5.637	37-102	September 2014	May 2036	AA-/Aa3/AA-
M-4	14,000,000	Subordinate	Fixed	5.633	37-102	September 2014	May 2036	A+/A1/A+
M-5	12,250,000	Subordinate	Fixed	5.633	37-102	September 2014	May 2036	A/A2/A
M-6	10,937,000	Subordinate	Fixed	5.633	37-102	September 2014	May 2036	A-/A3/A-
M-7	10,063,000	Subordinate	Fixed	5.633	37-102	September 2014	May 2036	BBB+/Baa1/BBB+
M-8	6,125,000	Subordinate	Fixed	5.633	37-102	September 2014	May 2036	BBB/Baa2/BBB
M-9	8,750,000	Subordinate	Fixed	5.633	37-102	September 2014	May 2036	BBB-/Baa3/BBB-
M-10	5,250,000	Subordinate	Fixed	5.633	37-102	September 2014	May 2036	BBB-/Ba1/BBB-
Non-Offered Notes
AF-1	209,007,000	Senior / Sequential	Fixed	Not-Offered	Not-Offered	Not-Offered	Not-Offered	AAA/Aaa/AAA

Fixed Rate Mortgage Loans	23% HEP
Adjustable Rate Mortgage Loans	28% CPR

(1)	Note sizes are subject to a variance of +/- 5%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Structure Overview – Offered Notes

To Maturity
Class	Approx. Size ($) (1)(2)	Type	Bmark	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s/Fitch)
Offered Notes
AV-1	73,496,000	Senior / Sequential	1mL	1.000	1-27	June 2008	May 2036	AAA/Aaa/AAA
AV-2	28,195,000	Senior / Sequential	1mL	3.000	27-47	February 2010	May 2036	AAA/Aaa/AAA
AV-3	38,309,000	Senior / Sequential	1mL	6.807	47-220	July 2024	May 2036	AAA/Aaa/AAA
AF-1	209,007,000	Senior / Sequential	Fixed	0.900	1-19	October 2007	May 2036	AAA/Aaa/AAA
AF-2	110,643,000	Senior / Sequential	Fixed	2.000	19-30	September 2008	May 2036	AAA/Aaa/AAA
AF-3	86,953,000	Senior / Sequential	Fixed	3.000	30-47	February 2010	May 2036	AAA/Aaa/AAA
AF-4	59,948,000	Senior / Sequential	Fixed	5.000	47-79	October 2012	May 2036	AAA/Aaa/AAA
AF-5	46,897,000	Senior / Sequential	Fixed	11.229	79-218	May 2024	May 2036	AAA/Aaa/AAA
AF-6	57,050,000	Senior / NAS	Fixed	6.772	39-218	May 2024	May 2036	AAA/Aaa/AAA
M-1	30,189,000	Subordinate	Fixed	6.229	38-184	July 2021	May 2036	AA+/Aa1/AA+
M-2	24,938,000	Subordinate	Fixed	6.207	38-176	November 2020	May 2036	AA/Aa2/AA
M-3	15,312,000	Subordinate	Fixed	6.180	37-168	March 2020	May 2036	AA-/Aa3/AA-
M-4	14,000,000	Subordinate	Fixed	6.153	37-162	September 2019	May 2036	A+/A1/A+
M-5	12,250,000	Subordinate	Fixed	6.123	37-156	March 2019	May 2036	A/A2/A
M-6	10,937,000	Subordinate	Fixed	6.086	37-149	August 2018	May 2036	A-/A3/A-
M-7	10,063,000	Subordinate	Fixed	6.037	37-142	January 2018	May 2036	BBB+/Baa1/BBB+
M-8	6,125,000	Subordinate	Fixed	5.985	37-134	May 2017	May 2036	BBB/Baa2/BBB
M-9	8,750,000	Subordinate	Fixed	5.913	37-128	November 2016	May 2036	BBB-/Baa3/BBB-
M-10	5,250,000	Subordinate	Fixed	5.814	37-118	January 2016	May 2036	BBB-/Ba1/BBB-
Non-Offered Notes
AF-1	209,007,000	Senior / Sequential	Fixed	Not-Offered	Not-Offered	Not-Offered	Not-Offered	AAA/Aaa/AAA

Fixed Rate Mortgage Loans	23% HEP
Adjustable Rate Mortgage Loans	28% CPR

(1)	Note sizes are subject to a variance of +/- 5%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Transaction Summary
Transaction:	Renaissance Home Equity Loan Asset-Backed Notes, Series 2006-1.
Notes Offered:

The “Class A Notes” or “Senior Notes” will consist of the Class AV-1, Class AV-2, Class AV-3, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes. The “Subordinate Notes” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes. The Senior Notes and the Subordinate Notes are collectively referred to herein as the “Offered Notes.”

Non-offered Notes:	The Class AF-1 Notes.
Group I Notes:	The “Group I Notes” will consist of the Class AV-1, Class AV-2 and Class AV-3 Notes.
Group II Notes:	The “Group II Notes” will consist of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes.
Floating Rate Notes:	The “Floating Rate Notes” will consist of the Group I Notes.
Fixed Rate Notes:	The “Fixed Rate Notes” will consist of the Group II Notes and Subordinate Notes.
Issuer:	Renaissance Home Equity Loan Trust 2006-1.
Originator:	Delta Funding Corporation.
Seller:	Renaissance REIT Investment Corp.
Servicer:	Ocwen Loan Servicing, LLC.
Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.
Indenture Trustee:	HSBC Bank USA, National Association.
Servicing Fee:

With respect to each Payment Date, the Servicer will be entitled to a fee equal to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans (the “Servicing Fee”), plus any reimbursable amounts.

Master Servicing Fee:

With respect to each Payment Date, the Master Servicer will be entitled to a fee equal to 1/12 of 0.0145% of the aggregate principal balance of the Mortgage Loans (the “Master Servicing Fee”). The fees of the Indenture Trustee and the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

Co-Lead Underwriters:	Citigroup Global Markets Inc. and Banc of America Securities LLC
Co-Manager:	Greenwich Capital Markets Inc. and Friedman, Billings, Ramsey & Co. Inc.
Pricing Date:	Week of March 6, 2006
Settlement Date:	On or about March 30, 2006
Record Date:

For the Floating Rate Notes, the Business Day immediately preceding the Payment Date. For the Fixed Rate Notes, the last business day of the month preceding the month in which such Payment Date occurs.

Payment Date:	For the Offered Notes, the 25th of each month, or the next succeeding Business Day (First Payment Date: April 25, 2006).

Transaction Summary
Cut-Off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) March 1, 2006.
Interest Accrual Period:

The interest accrual period with respect to the Floating Rate Notes for a given Payment Date will be the period beginning on the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).

The interest accrual period for the Fixed Rate Notes with respect to any Payment Date will be the calendar month preceding such Payment Date (based on a 360-day year consisting of twelve 30-day months).

Accrued Interest:

The Floating Rate Notes will settle with no accrued interest. The Fixed Rate Notes will settle with accrued interest. The price to be paid by investors for the Fixed Rate Notes will include accrued interest from March 1, 2006, up to, but not including, the Settlement Date.

Delay Days:	0 days on the Floating Rate Notes. 24 days on the Fixed Rate Notes.
Rating Agencies:	Standard and Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings, Inc. (“Fitch”).
Expected Ratings:	It is anticipated that the Offered Notes will be rated as follows:

Class	S&P	Moody’s	Fitch
AV-1	AAA	Aaa	AAA
AV-2	AAA	Aaa	AAA
AV-3	AAA	Aaa	AAA
AF-1	AAA	Aaa	AAA
AF-2	AAA	Aaa	AAA
AF-3	AAA	Aaa	AAA
AF-4	AAA	Aaa	AAA
AF-5	AAA	Aaa	AAA
AF-6	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA	Aa2	AA
M-3	AA-	Aa3	AA-
M-4	A+	A1	A+
M-5	A	A2	A
M-6	A-	A3	A-
M-7	BBB+	Baa1	BBB+
M-8	BBB	Baa2	BBB
M-9	BBB-	Baa3	BBB-
M-10	BBB-	Ba1	BBB-

Transaction Summary
Initial and Additional Mortgage Loans:

As of March 1, 2006, the aggregate scheduled principal balance of the mortgage loans described herein will be approximately $656,266,682, consisting of approximately (i) $546,804,013 of fixed-rate Mortgage Loans (the “Initial Fixed-Rate Mortgage Loans”) and (ii) approximately $109,462,669 of adjustable-rate Mortgage Loans (the “Initial Adjustable-Rate Mortgage Loans,” and together with the Initial Fixed-Rate Mortgage Loans, the “Initial Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, approximately $218,242,635 of additional mortgage loans having similar characteristics to the Initial Mortgage Loans will be added to the trust, consisting of (i) approximately $187,780,606 of additional fixed-rate Mortgage Loans (the “Additional Fixed-Rate Mortgage Loans”) and (ii) approximately $30,462,029 of additional adjustable-rate Mortgage Loans (the “Additional Adjustable-Rate Mortgage Loans,” and together with the Additional Fixed-Rate Mortgage Loans, the “Additional Mortgage Loans”). On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Closing Date Mortgage Loans.”

Clearing:	DTC, Euroclear or Clearstream.
SMMEA Eligibility:	The Offered Notes will NOT constitute “mortgage related securities” for purposes of SMMEA.
ERISA Eligibility:	The Offered Notes are expected to be ERISA eligible.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.
Tax Status:	It is anticipated that for federal income tax purposes the Notes will be characterized as debt instruments.

Transaction Summary
Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee and (ii) the Master Servicing Fee.
Note Rate:

The monthly Note Rate for the Group I Notes on each Payment Date is the least of (i) the applicable formula rate, (ii) 14.00% and (iii) the related Available Funds Rate.

The formula rate for the Floating Rate Notes will be 1-Month LIBOR plus a margin which will be set at pricing.

The monthly Note Rate for the Fixed Rate Notes will be the fixed rate determined at the time of pricing.

After the Optional Redemption Date, if the Sevicer fails to exercise its right to redeem the Notes, the coupons on any then outstanding Notes will increase according to the following:

Class	After Optional Redemption Date
Class AV-1	LIBOR + 2 * Initial Margin
Class AV-2	LIBOR + 2 * Initial Margin
Class AV-3	LIBOR + 2 * Initial Margin
Class AF-1	Initial Coupon + [0.50]%
Class AF-2	Initial Coupon + [0.50]%
Class AF-3	Initial Coupon + [0.50]%
Class AF-4	Initial Coupon + [0.50]%
Class AF-5	Initial Coupon + [0.50]%
Class AF-6	Initial Coupon + [0.50]%
Class M-1	Initial Coupon + [0.50]%
Class M-2	Initial Coupon + [0.50]%
Class M-3	Initial Coupon + [0.50]%
Class M-4	Initial Coupon + [0.50]%
Class M-5	Initial Coupon + [0.50]%
Class M-6	Initial Coupon + [0.50]%
Class M-7	Initial Coupon + [0.50]%
Class M-8	Initial Coupon + [0.50]%
Class M-9	Initial Coupon + [0.50]%
Class M-10	Initial Coupon + [0.50]%

Group I Available Funds Rate:

With respect to any Payment Date and the Group I Notes, a rate per annum equal to the product of (i) the weighted average of the Adjusted Net Mortgage Rates on the Group I Mortgage Loans as of the beginning of the related Due Period (ii) a fraction, the numerator of which is the sum of the Group I Pool Balance and the Group II Pool Balance as of the last day of the prior Due Period and the denominator of which is the aggregate class note balance of the Offered Notes immediately prior to such payment date and (iii) a fraction, the numerator of which is 30 and denominator of which is the actual number of days in the related Interest Accrual Period.

Transaction Summary
Basis Risk Shortfall Amount:

The “Basis Risk Shortfall Amount” for any Payment Date and Class of Notes is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class without regard to the related Available Funds Rate over (b) the amount of interest accrued on such Class based on the related Available Funds Rate and (ii) the unpaid portion of any related Basis Risk Shortfall Amount from the prior Payment Date together with accrued interest at the related Note Rate (without regard to the Available Funds Rate). Any Basis Risk Shortfall Amount will be paid on such Payment Date or future Payment Dates to the extent of funds available.

Credit Enhancement:

Credit Enhancement for the Notes will be provided by:

•    Excess Interest

•    Overcollateralization

•    Subordination

Class A Notes are senior to the Subordinate Notes; Subordinate Notes with a higher numerical designation are subordinate to those Subordinate Notes with a lower numerical designation

Credit Enhancement Percentages:

Class	Initial Credit Enhancement	Target Credit Enhancement
Class A	18.80	37.60
Class M-1	15.35	30.70
Class M-2	12.50	25.00
Class M-3	10.75	21.50
Class M-4	9.15	18.30
Class M-5	7.75	15.50
Class M-6	6.50	13.00
Class M-7	5.35	10.70
Class M-8	4.65	9.30
Class M-9	3.65	7.30
Class M-10	3.05	6.10

Transaction Summary
Senior Enhancement Percentage:

The “Senior Enhancement Percentage” for a Payment Date is equal to (i) the sum of (a) the aggregate note balance of the Subordinate Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Excess Interest:

For each Payment Date, to the extent of funds available, the interest received or advanced on the Mortgage Loans minus the sum of (i) the Servicing Fee and the Master Servicing Fee paid in respect of the Mortgage Loans and (ii) and the current and unpaid interest and principal on the Class A Notes and current interest and principal on the Subordinate Notes.

Overcollateralization Amount:

On any Payment Date, the “Overcollateralization Amount” will be the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate note balance of the Offered Notes after giving effect to the payment of principal on that Payment Date. On any Payment Date on which the Overcollateralization Amount does not equal the Required Overcollateralization Amount, Excess Interest, to the extent available, will be paid as principal to the Noteholders then entitled to payments of principal to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

OC Floor:	Means an amount equal to 0.50% of the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date.
Required Overcollateralization Amount:

On any Payment Date on which a Cumulative Loss Event or a Delinquency Event has not occurred, the Required Overcollateralization Amount is equal to:

(i)            prior to the Stepdown Date, 3.05% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date

(ii)           on or after the Stepdown Date, the greater of:

(a) the lesser of:

i.  3.05% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date; and

ii. 6.10% of the aggregate principal balance of the Mortgage Loans as of the end of the related Due Period; or

(b) the OC Floor.

On any Payment Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (i) the Required Overcollateralization Amount as of the preceding Payment Date and (ii) 12.20% of the aggregate pool balance of the Mortgage Loans as of the end of the related Due Period. Under no circumstance shall the Required Overcollateralization Amount be less than the OC Floor.

Transaction Summary
Subordination Required Overcollateralization Amount:

On any Payment Date on or after the Stepdown Date on which a Delinquency Event is not in effect, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount determined without regard to the OC Floor minimum, otherwise, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount.

Delinquency Event:

A “Delinquency Event” shall have occurred and be continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans that are (a) 60+ days delinquent, (b) 60+ days delinquent and in bankruptcy or foreclosure, or (c) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period exceeds (ii) [43.00]% of the Senior Enhancement Percentage.

Cumulative Loss Event:

A Cumulative Loss Event will be in effect if cumulative net losses as a percentage of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date exceed the applicable percentages below during the related period of time:

Payment Dates 25-36:     [1.00]% for the first month plus an additional 1/12th of [1.25]% for each month thereafter.

Payment Dates 37-48:     [2.25]% for the first month plus an additional 1/12th of [1.55]% for each month thereafter.

Payment Dates 49-60:     [3.80]% for the first month plus an additional 1/12th of [1.20]% for each month thereafter.

Payment Dates 61-72:     [5.00]% for the first month plus an additional 1/12th of [0.90]% for each month thereafter.

Payment Dates 73-84:     [5.90]% for the first month plus an additional 1/12th of [0.20]% for each month thereafter.

Payment Dates 85 and

Thereafter:                        [6.10]%

Trigger Event:	The continuance of either a Delinquency Event or a Cumulative Loss Event.
Stepdown Date:

The earlier to occur of

(i) the first Payment Date after the Payment Date on which the aggregate note balance of the Class A Notes has been reduced to zero and

(ii) the later to occur of

(x) the Payment Date occurring in April 2009 and

(y) the first Payment Date on which the Senior Enhancement Percentage is greater than or equal to 37.60%.

Transaction Summary
Subordination Increase Amount:	As to any Payment Date, the lesser of the Subordination Deficiency and Excess Interest.
Subordination Deficiency:

As to any Payment Date, the excess, if any, of the Required Overcollateralization Amount over the Overcollateralization Amount after giving effect to the payment of principal from the Mortgage Loans (but prior to the payment of any Subordination Increase Amount).

Excess Overcollateralization Amount:

As to any Payment Date, the lesser of (i) the principal payments received on the Mortgage Loans and (ii) the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount (assuming 100% of the principal payments received on the Mortgage Loans are paid to the Offered Notes).

Delinquency Advances:

For any month, if the Servicer receives a payment on a Mortgage Loan that is less than the full scheduled payment, or if no payment is received at all, the Servicer will advance its own funds to cover that shortfall. However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that Mortgage Loan. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Servicing Advances:

The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (a) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of that Mortgage Loan, (b) the costs of any judicial proceedings, including foreclosures and (c) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Due Period:

With respect to each Payment Date, the period from and including the second day of the month preceding the month of the applicable Payment Date to and including the first day of the month of that Payment Date.

Prepayment Period:

As to any Payment Date and any principal prepayment in full received on a mortgage loan, the period from the 16th day of the calendar month preceding the month in which that Payment Date occurs (or in the case of the first Payment Date, from the Cut-off Date) through the 15th day of the month in which that Payment Date occurs. As to any Payment Date and any principal prepayment in part received on a mortgage loan, the calendar month preceding that Payment Date.

Compensating Interest:

With respect to any Payment Date, the Servicer is obligated to offset any Prepayment Interest Shortfalls with Compensating Interest to the extent of its aggregate Servicing Fee. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer.

Prepayment Interest Shortfalls:	With respect to any Payment Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments during the related Prepayment Period.
Allocation of Losses:

Losses not covered by other available credit enhancement will be allocated to the Subordinate

Notes in the reverse order of payment priority, first, to the Class M-10 Notes, second, to the Class M-9 Notes, third, to the Class M-8 Notes, fourth, to the Class M-7 Notes, fifth, to the Class M-6 Notes, sixth, to the Class M-5 Notes, seventh, to the Class M-4 Notes, eighth, to the Class M-3 Notes, ninth, to the Class M-2 Notes and tenth, to the Class M-1 Notes.

Transaction Summary
Priority of Payments:

On each Payment Date, amounts in the payment account will be paid as follows:

1.     To pay interest on the Class A Notes on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Payment Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued Interest Carryover Shortfall Amounts from prior Payment Dates, to pay interest to the Subordinate Notes, sequentially.

2.     To the Class A Notes, as described below, an amount up to the Senior Principal Payment Amount for the Payment Date, excluding any Subordination Increase Amount included in that amount.

3.     To the Subordinate Notes, to pay the respective Class M Principal Payment Amount, excluding any Subordination Increase Amount, sequentially, until each such class is reduced to zero.

4.     To the Offered Notes, the Subordination Increase Amount for the applicable Payment Date, allocated in the order of priority set forth in clauses 2 and 3 above.

5.     From Excess Interest, if any, to pay the Interest Carryover Shortfall Amounts and Principal Carryover Shortfall Amounts, in that order, on the Subordinate Notes, sequentially.

6.     From Excess Interest, if any, to pay the Basis Risk Shortfall Amounts, first, to the Class A Notes, on a pro rata basis, then sequentially, to the Subordinate Notes.

7.     From Excess Interest, if any, to pay interest accrued on any Principal Carryover Shortfall Amounts sequentially to the Subordinate Notes.

8.     To pay any remaining amount to the Class N Notes and the Owner Trust Certificates in accordance with the Indenture.

Transaction Summary
Interest Carryover Shortfall:

As to any Class of Notes the sum of (i) the excess, if any, of the sum of (x) the interest accrued at the related Note Rate and (y) any outstanding Interest Carryover Shortfall with respect to that Class on the preceding Payment Date, over the amount in respect of interest that is actually paid to holders of such Class on the preceding Payment Date plus (ii) interest on such excess at the applicable Note Rate.

Principal Carryover Shortfall:

As to any class of Subordinate Notes and any Payment Date, the excess, if any, of (i) the sum of (x) the amount of reduction in the Class Note Balance of that class and (y) the amount of any reductions on prior Payment Dates over (ii) the amount paid on prior Payment Dates in respect of the reductions contemplated by clause (i) allocated to that Class of Notes on prior Payment Dates.

Aggregate Principal Amount:	Means, as to any Payment Date, the sum of the Basic Principal Amounts for each mortgage loan group.
Basic Principal Amount:

As to any Payment Date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in each mortgage loan group: (1) each payment of principal on a mortgage loan due during the related Due Period and received by the Servicer; (2) the net liquidation proceeds allocable to principal, any recoveries and all full and partial principal prepayments received by the Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Payment Date; (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

Principal Payment Amount:

Means, with respect to any Payment Date, the lesser of (1) the aggregate class note balances of the Offered Notes immediately preceding that Payment Date and (2) the sum of (x) the Aggregate Principal Amount for that Payment Date minus the Excess Overcollateralization Amount, if any, for that Payment Date and (y) the Subordination Increase Amount, if any, for that Payment Date.

Senior Principal Payment Amount:

Means, with respect to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Payment Amount and (2) the aggregate class note balances of the Senior Notes immediately prior to that Payment Date, and (b) any other Payment Date, the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate balance of the Senior Notes immediately prior to that Payment Date over (y) the lesser of (A) 68.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Group I Parity Amount:

Means, with respect to any Payment Date, the greater of (i) zero and (ii) the excess, if any, of (x) the class note balance of the Group I Notes, immediately prior to that Payment Date over (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period.

Transaction Summary
Group I Principal Payment Amount:

Means, with respect to any Payment Date, the lesser of (A) the greatest of (1) the product of (x) the Senior Principal Payment Amount for that Payment Date and (y) a fraction, the numerator of which is the excess of (i) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period, and the denominator of which is the excess of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, (2) the Group I Parity Amount and (3) the excess of (i) the Senior Principal Payment Amount for that Payment Date over (ii) the aggregate note balance of the Group II Notes immediately prior to that Payment Date and (B) the aggregate balance of the Group I Notes immediately prior to that Payment Date.

With respect to the Group I Notes, all principal payments will be paid sequentially as follows:

1. To the Class AV-1 Notes, until the Note Balance has been reduced to zero.

2. To the Class AV-2 Notes, until the Note Balance has been reduced to zero.

3. To the Class AV-3 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group I Notes on a pro-rata basis.

Group II Principal Payment Amount:	Means, with respect to any Payment Date, the excess of (1) the Senior Principal Payment Amount for that Payment Date over (2) the Group I Principal Payment Amount for the Payment Date

With respect to the Group II Notes, all principal payments will be paid sequentially as follows:

1. To the Class AF-6 Notes, an amount equal to Class AF-6 Lockout Payment Amount.

2. To the Class AF-1 Notes, until the Note Balance has been reduced to zero

3. To the Class AF-2 Notes, until the Note Balance has been reduced to zero.

4. To the Class AF-3 Notes, until the Note Balance has been reduced to zero.

5. To the Class AF-4 Notes, until the Note Balance has been reduced to zero.

6. To the Class AF-5 Notes, until the Note Balance has been reduced to zero.

7. To the Class AF-6 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group II Notes on a pro-rata basis.

Class AF-6 Calculation Percentage:

For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the class note balance of the Class AF-6 Notes and the denominator of which is the aggregate note balance of the Group II Notes, in each case before giving effect to payments of principal on that Payment Date.

Class AF-6 Lockout Payment Amount:

For any Payment Date, an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that Payment Date, (2) the Class AF-6 Calculation Percentage for that Payment Date and (3) the Group II Principal Payment Amount for that Payment Date but in no event will the Class AF-6 Lockout Payment Amount exceed (a) the outstanding class note balance of the Class AF-6 Notes, or (b) the Group II Principal Payment Amount for that Payment Date.

Class AF-6 Lockout Percentage:	For each Payment Date will be as follows:

Payment Date	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Transaction Summary
Class M-1 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)  the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date, and

(ii)    the note balance of the Class M-1 Notes immediately prior to the applicable Payment Date; over

(b)  the lesser of:

(i)    75.40 % of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)    the aggregate principal balance of the Mortgage Loans as of the last day of the elated Due Period minus the OC Floor.

Class M-2 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A and Class M-1 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A or Class M-1 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)  the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)    the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date, and

(iii)    the note balance of the Class M-2 Notes immediately prior to the applicable Payment Date; over

(b) the lesser of:

(i)    81.10% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)    the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-3 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1 and Class M-2 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1 or Class M-2 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)   the sum of:

(i)   the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)   the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes immediately prior to the applicable Payment Date; over

(b)  the lesser of:

(i)     84.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)    the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-4 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2 and Class M-3 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2 or Class M-3 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)   the sum of:

(i)     the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(b)   the lesser of:

(i)     87.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)    the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-5 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3 or Class M-4 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a)   the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)   the note balance of the Class M-5 Notes immediately prior to the applicable Payment Date; over

(b)    the lesser of:

(i)     90.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)    the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-6 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4 or Class M-5 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii) the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii) the note balance of the Class M-6 Notes immediately prior to the applicable Payment Date; over

(b)the lesser of:

(i)    93.10% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-7 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii) the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii)the note balance of the Class M-7 Notes immediately prior to the applicable Payment Date; over

(b)the lesser of:

(i)    95.40% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-8 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii) the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii)the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;

(ix)  the note balance of the Class M-8 Notes immediately prior to the applicable Payment Date; over

(b)the lesser of:

(i)    96.80% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-9 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 or Class M-8 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii) the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii)the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;

(ix)  the note balance of the Class M-8 Notes after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date;

(x)   the note balance of the Class M-9 Notes immediately prior to the applicable Payment Date; over

(b)the lesser of:

(i)    98.80% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary
Class M-10 Principal Payment Amount:

As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 and M-9 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 or Class M-9 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)    the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable payment Date,

(ii)   the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)   the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii) the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii) the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;

(ix)   the note balance of the Class M-8 Notes after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date;

(x)    the note balance of the Class M-9 Notes after taking into account payment of the Class M-9 Principal Payment Amount for the applicable Payment Date;

(xi)    the note balance of the Class M-10 Notes immediately prior to the applicable Payment Date; over

(b) the lesser of:

(i)    100% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)   the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Optional Redemption:

The terms of the transaction allow for redemptionof the Offered Notes, which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date.

Net WAC Pass-Through Rate for the Group I Notes
Assumptions to Optional Termination

Period	NWC (%)	NWC (1) (%)	Period	NWC (%)	NWC (1) (%)	Period	NWC (%)	NWC (1) (%)
1	9.66	14.00	35	9.06	14.00	69	10.35	14.00
2	8.38	14.00	36	11.12	14.00	70	10.02	14.00
3	8.11	14.00	37	10.07	14.00	71	10.02	14.00
4	8.38	14.00	38	10.35	14.00	72	10.71	14.00
5	8.12	14.00	39	10.02	14.00	73	10.02	14.00
6	8.12	14.00	40	10.35	14.00	74	10.35	14.00
7	8.40	14.00	41	10.02	14.00	75	10.02	14.00
8	8.13	14.00	42	10.02	14.00	76	10.35	14.00
9	8.41	14.00	43	10.35	14.00	77	10.02	14.00
10	8.14	14.00	44	10.02	14.00	78	10.02	14.00
11	8.15	14.00	45	10.35	14.00	79	10.35	14.00
12	9.03	14.00	46	10.02	14.00	80	10.02	14.00
13	8.16	14.00	47	10.02	14.00	81	10.35	14.00
14	8.44	14.00	48	11.09	14.00	82	10.02	14.00
15	8.18	14.00	49	10.02	14.00	83	10.02	14.00
16	8.46	14.00	50	10.35	14.00	84	11.09	14.00
17	8.19	14.00	51	10.02	14.00	85	10.02	14.00
18	8.20	14.00	52	10.35	14.00	86	10.35	14.00
19	8.49	14.00	53	10.02	14.00	87	10.02	14.00
20	8.22	14.00	54	10.02	14.00	88	10.35	14.00
21	8.50	14.00	55	10.35	14.00	89	10.02	14.00
22	8.24	14.00	56	10.02	14.00	90	10.02	14.00
23	8.29	14.00	57	10.35	14.00	91	10.35	14.00
24	9.54	14.00	58	10.02	14.00	92	10.02	14.00
25	8.93	14.00	59	10.02	14.00	93	10.35	14.00
26	9.24	14.00	60	11.09	14.00	94	10.02	14.00
27	8.96	14.00	61	10.02	14.00	95	10.02	14.00
28	9.27	14.00	62	10.35	14.00	96	11.09	14.00
29	8.98	14.00	63	10.02	14.00	97	10.02	14.00
30	8.99	14.00	64	10.35	14.00	98	10.35	14.00
31	9.30	14.00	65	10.02	14.00	99	10.02	14.00
32	9.02	14.00	66	10.02	14.00	100	10.35	14.00
33	9.33	14.00	67	10.35	14.00	101	10.02	14.00
34	9.04	14.00	68	10.02	14.00	102	10.02	14.00

(1)	Assumes 1m LIBOR and 6m LIBOR increases instantaneously to 20.00% and the cash flows are run to the Optional Termination at the pricing speed.

EXCESS SPREAD (1,2,3)

Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	EXCESS SPREAD @ STATIC (%)(3)	EXCESS SPREAD @ FWDS (%)	Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	EXCESS SPREAD @ STATIC (%)(3)	EXCESS SPREAD @ FWDS (%)
1	4.64000	4.97000	2.45	2.45	52	4.97109	5.02605	2.48	2.45
2	4.80297	5.05643	2.35	2.32	53	4.97171	5.02730	2.46	2.42
3	4.89978	5.11182	2.32	2.28	54	4.97259	5.02875	2.45	2.42
4	4.99339	5.14916	2.34	2.29	55	4.97372	5.03039	2.47	2.44
5	5.07095	5.16897	2.32	2.25	56	4.97507	5.03217	2.45	2.42
6	5.11962	5.17291	2.32	2.24	57	4.97664	5.03406	2.47	2.44
7	5.13263	5.16458	2.34	2.27	58	4.97841	5.03603	2.45	2.41
8	5.12833	5.14906	2.32	2.24	59	4.98028	5.03803	2.45	2.41
9	5.11903	5.12945	2.34	2.27	60	4.98221	5.04005	2.50	2.47
10	5.10972	5.10747	2.32	2.25	61	4.98419	5.04210	2.44	2.41
11	5.09412	5.08420	2.32	2.25	62	4.98619	5.04415	2.46	2.43
12	5.07069	5.06101	2.39	2.33	63	4.98818	5.04622	2.44	2.41
13	5.04151	5.03936	2.32	2.26	64	4.99016	5.04830	2.45	2.42
14	5.01318	5.02048	2.35	2.29	65	4.99218	5.05038	2.43	2.40
15	4.98989	5.00485	2.32	2.27	66	4.99422	5.05244	2.43	2.40
16	4.97305	4.99243	2.35	2.30	67	4.99628	5.05445	2.45	2.42
17	4.95792	4.98294	2.33	2.28	68	4.99833	5.05641	2.43	2.40
18	4.94347	4.97616	2.33	2.29	69	5.00037	5.05829	2.44	2.41
19	4.93059	4.97182	2.35	2.31	70	5.00237	5.06010	2.42	2.39
20	4.92133	4.96952	2.33	2.29	71	5.00428	5.06184	2.42	2.39
21	4.91696	4.96887	2.35	2.31	72	5.00607	5.06353	2.45	2.43
22	4.91727	4.96935	2.33	2.29	73	5.00775	5.06515	2.42	2.39
23	4.91807	4.97045	2.33	2.29	74	5.00939	5.06672	2.43	2.40
24	4.91794	4.97197	2.46	2.42	75	5.01102	5.06823	2.41	2.38
25	4.91709	4.97387	2.41	2.37	76	5.01262	5.06967	2.43	2.40
26	4.91749	4.97616	2.43	2.40	77	5.01415	5.07104	2.41	2.38
27	4.91981	4.97919	2.41	2.37	78	5.01560	5.07235	2.40	2.37
28	4.92370	4.98344	2.43	2.39	79	5.01696	5.07360	2.42	2.39
29	4.92705	4.98918	2.41	2.37	80	5.01826	5.07480	2.40	2.37
30	4.92909	4.99565	2.41	2.37	81	5.01950	5.07595	2.41	2.39
31	4.93053	5.00171	2.43	2.39	82	5.02067	5.07705	2.40	2.37
32	4.93529	5.00637	2.40	2.37	83	5.02182	5.07811	2.39	2.37
33	4.94478	5.00949	2.42	2.39	84	5.02294	5.07910	2.44	2.42
34	4.95745	5.01121	2.40	2.36	85	5.02402	5.08004	2.39	2.36
35	4.96506	5.01177	2.40	2.36	86	5.02504	5.08093	2.40	2.38
36	4.96473	5.01187	2.58	2.55	87	5.02598	5.08176	2.38	2.36
37	4.95789	5.01243	2.52	2.48	88	5.02685	5.08256	2.40	2.37
38	4.95365	5.01420	2.52	2.49	89	5.02768	5.08333	2.38	2.35
39	4.95488	5.01675	2.51	2.47	90	5.02847	5.08407	2.37	2.34
40	4.96071	5.01932	2.52	2.48	91	5.02922	5.08480	2.38	2.36
41	4.96565	5.02121	2.49	2.46	92	5.02995	5.08551	2.36	2.34
42	4.96805	5.02245	2.49	2.46	93	5.03066	5.08620	2.38	2.35
43	4.96826	5.02327	2.51	2.47	94	5.03136	5.08687	2.36	2.33
44	4.96867	5.02387	2.48	2.45	95	5.03204	5.08753	2.35	2.33
45	4.96994	5.02427	2.50	2.46	96	5.03272	5.08816	2.40	2.37
46	4.97181	5.02442	2.47	2.44	97	5.03339	5.08876	2.35	2.32
47	4.97293	5.02429	2.47	2.43	98	5.03402	5.08933	2.36	2.33
48	4.97287	5.02409	2.52	2.49	99	5.03462	5.08988	2.34	2.31
49	4.97183	5.02404	2.46	2.43	100	5.03519	5.09041	2.35	2.33
50	4.97102	5.02436	2.48	2.45	101	5.03574	5.09093	2.33	2.31
51	4.97078	5.02505	2.46	2.43	102	5.03626	5.09143	2.33	2.30

(1)	Assumes the Pricing Prepayment Speed
(2)

Calculated as (a) interest collections on the collateral (net of the trustee fees and servicing fees), less total interest on the Offered Notes divided by (b) collateral balance as of the beginning period.

(3)	Assumes1moLIBOR = 4.640%; 6moLIBOR = 4.970%.

WEIGHTED AVERAGE LIFE TABLES

Class AV-1 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	16.22	2.09	1.00	0.62	0.42
Principal Window	1 - 286	1 - 57	1 - 27	1 - 17	1 - 11
Principal Window End	1/25/2030	12/25/2010	6/25/2008	8/25/2007	2/25/2007

Class AV-1 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	16.22	2.09	1.00	0.62	0.42
Principal Window	1 - 286	1 - 57	1 - 27	1 - 17	1 - 11
Principal Window End	1/25/2030	12/25/2010	6/25/2008	8/25/2007	2/25/2007

Class AV-2 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.41	6.29	3.00	1.83	1.23
Principal Window	286 - 322	57 - 98	27 - 47	17 - 29	11 - 19
Principal Window End	1/25/2033	5/25/2014	2/25/2010	8/25/2008	10/25/2007

Class AV-2 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.41	6.29	3.00	1.83	1.23
Principal Window	286 - 322	57 - 98	27 - 47	17 - 29	11 - 19
Principal Window End	1/25/2033	5/25/2014	2/25/2010	8/25/2008	10/25/2007

Class AV-3 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	27.83	12.51	6.22	4.16	2.37
Principal Window	322 - 337	98 - 192	47 - 102	29 - 66	19 - 35
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2009

Class AV-3 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	28.39	13.64	6.81	4.47	2.37
Principal Window	322 - 358	98 - 326	47 - 220	29 - 146	19 - 35
Principal Window End	1/25/2036	5/25/2033	7/25/2024	5/25/2018	2/25/2009

WEIGHTED AVERAGE LIFE TABLES

Class AF-2 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	19.33	3.81	2.00	1.39	1.08
Principal Window	211 - 251	35 - 58	19 - 30	14 - 20	11 - 16
Principal Window End	2/25/2027	1/25/2011	9/25/2008	11/25/2007	7/25/2007

Class AF-2 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	19.33	3.81	2.00	1.39	1.08
Principal Window	211 - 251	35 - 58	19 - 30	14 - 20	11 - 16
Principal Window End	2/25/2027	1/25/2011	9/25/2008	11/25/2007	7/25/2007

Class AF-3 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	22.62	6.61	3.00	1.94	1.46
Principal Window	251 - 292	58 - 117	30 - 47	20 - 27	16 - 20
Principal Window End	7/25/2030	12/25/2015	2/25/2010	6/25/2008	11/25/2007

Class AF-3 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	22.62	6.61	3.00	1.94	1.46
Principal Window	251 - 292	58 - 117	30 - 47	20 - 27	16 - 20
Principal Window End	7/25/2030	12/25/2015	2/25/2010	6/25/2008	11/25/2007

Class AF-4 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.64	12.47	5.00	2.44	1.81
Principal Window	292 - 327	117 - 188	47 - 79	27 - 32	20 - 24
Principal Window End	6/25/2033	11/25/2021	10/25/2012	11/25/2008	3/25/2008

Class AF-4 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.64	12.47	5.00	2.44	1.81
Principal Window	292 - 327	117 - 188	47 - 79	27 - 32	20 - 24
Principal Window End	6/25/2033	11/25/2021	10/25/2012	11/25/2008	3/25/2008

WEIGHTED AVERAGE LIFE TABLES

Class AF-5 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	27.93	15.98	8.25	3.32	2.13
Principal Window	327 - 337	188 - 192	79 - 102	32 - 66	24 - 28
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	7/25/2008

Class AF-5 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	28.56	19.99	11.23	3.33	2.13
Principal Window	327 - 358	188 - 322	79 - 218	32 - 71	24 - 28
Principal Window End	1/25/2036	1/25/2033	5/25/2024	2/25/2012	7/25/2008

Class AF-6 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	13.80	7.78	6.59	5.41	2.51
Principal Window	37 - 337	37 - 192	39 - 102	56 - 66	28 - 33
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	12/25/2008

Class AF-6 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	13.80	7.80	6.77	7.15	2.51
Principal Window	37 - 358	37 - 322	39 - 218	56 - 145	28 - 33
Principal Window End	1/25/2036	1/25/2033	5/25/2024	4/25/2018	12/25/2008

Class M-1 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.27	10.83	5.64	4.44	3.73
Principal Window	254 - 337	65 - 192	38 - 102	46 - 66	35 - 47
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2010

Class M-1 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.45	11.64	6.23	4.82	5.88
Principal Window	254 - 356	65 - 295	38 - 184	46 - 120	35 - 103
Principal Window End	11/25/2035	10/25/2030	7/25/2021	3/25/2016	10/25/2014

WEIGHTED AVERAGE LIFE TABLES

Class M-2 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.27	10.83	5.64	4.26	3.90
Principal Window	254 - 337	65 - 192	38 - 102	44 - 66	47 - 47
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2010

Class M-2 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.45	11.62	6.21	4.62	4.86
Principal Window	254 - 356	65 - 288	38 - 176	44 - 115	52 - 81
Principal Window End	11/25/2035	3/25/2030	11/25/2020	10/25/2015	12/25/2012

Class M-3 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.27	10.83	5.64	4.16	3.90
Principal Window	254 - 337	65 - 192	37 - 102	42 - 66	47 - 47
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2010

Class M-3 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.44	11.60	6.18	4.51	4.33
Principal Window	254 - 355	65 - 280	37 - 168	42 - 109	48 - 77
Principal Window End	10/25/2035	7/25/2029	3/25/2020	4/25/2015	8/25/2012

Class M-4 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.27	10.83	5.63	4.11	3.84
Principal Window	254 - 337	65 - 192	37 - 102	41 - 66	45 - 47
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2010

Class M-4 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.44	11.57	6.15	4.44	4.08
Principal Window	254 - 354	65 - 274	37 - 162	41 - 105	45 - 74
Principal Window End	9/25/2035	1/25/2029	9/25/2019	12/25/2014	5/25/2012

WEIGHTED AVERAGE LIFE TABLES

Class M-5 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.27	10.83	5.63	4.07	3.69
Principal Window	254 - 337	65 - 192	37 - 102	40 - 66	43 - 47
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2010

Class M-5 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.44	11.54	6.12	4.38	3.91
Principal Window	254 - 353	65 - 267	37 - 156	40 - 101	43 - 71
Principal Window End	8/25/2035	6/25/2028	3/25/2019	8/25/2014	2/25/2012

Class M-6 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.27	10.83	5.63	4.04	3.58
Principal Window	254 - 337	65 - 192	37 - 102	39 - 66	41 - 47
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2010

Class M-6 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.43	11.49	6.09	4.33	3.77
Principal Window	254 - 352	65 - 259	37 - 149	39 - 96	41 - 68
Principal Window End	7/25/2035	10/25/2027	8/25/2018	3/25/2014	11/25/2011

Class M-7 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.27	10.83	5.63	4.00	3.49
Principal Window	254 - 337	65 - 192	37 - 102	39 - 66	40 - 47
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2010

Class M-7 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.42	11.43	6.04	4.26	3.67
Principal Window	254 - 351	65 - 250	37 - 142	39 - 92	40 - 65
Principal Window End	6/25/2035	1/25/2027	1/25/2018	11/25/2013	8/25/2011

WEIGHTED AVERAGE LIFE TABLES

Class M-8 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.27	10.83	5.63	4.00	3.43
Principal Window	254 - 337	65 - 192	37 - 102	38 - 66	39 - 47
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2010

Class M-8 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.41	11.36	5.98	4.22	3.58
Principal Window	254 - 349	65 - 240	37 - 134	38 - 86	39 - 61
Principal Window End	4/25/2035	3/25/2026	5/25/2017	5/25/2013	4/25/2011

Class M-9 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.27	10.83	5.63	3.96	3.39
Principal Window	254 - 337	65 - 192	37 - 102	38 - 66	38 - 47
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2010

Class M-9 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.38	11.26	5.91	4.14	3.50
Principal Window	254 - 347	65 - 232	37 - 128	38 - 82	38 - 58
Principal Window End	2/25/2035	7/25/2025	11/25/2016	1/25/2013	1/25/2011

Class M-10 To Call
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.27	10.83	5.63	3.96	3.34
Principal Window	254 - 337	65 - 192	37 - 102	38 - 66	38 - 47
Principal Window End	4/25/2034	3/25/2022	9/25/2014	9/25/2011	2/25/2010

Class M-10 To Maturity
	0 PPC	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	25.35	11.11	5.81	4.07	3.42
Principal Window	254 - 344	65 - 217	37 - 118	38 - 76	38 - 54
Principal Window End	11/25/2034	4/25/2024	1/25/2016	7/25/2012	9/25/2010

BREAK-EVEN ANALYSIS

Class	M-1	M-2	M-3	M-4	M-5
Rating (S/M)	AA+/Aa1/AA+	AA/Aa2/AA	AA-/Aa3/AA-	A+/A1/A+	A/A2/A

Loss Severity	30%	30%	30%	30%	30%
Default	30.79 CDR	23.59 CDR	19.90 CDR	16.91 CDR	14.55 CDR
WAL (yrs)	7.11	8.58	10.26	11.19	12.13
Collateral Loss	18.12%	15.68%	14.17%	12.78%	11.55%

Loss Severity	40%	40%	40%	40%	40%
Default	19.85 CDR	15.83 CDR	13.65 CDR	11.80 CDR	10.30 CDR
WAL (yrs)	8.84	10.15	11.85	12.60	13.45
Collateral Loss	18.86%	16.31%	14.74%	13.28%	12.00%

Loss Severity	50%	50%	50%	50%	50%
Default	14.63 CDR	11.91 CDR	10.38 CDR	9.06 CDR	7.97 CDR
WAL (yrs)	9.91	11.14	12.81	13.47	14.23
Collateral Loss	19.33%	16.71%	15.09%	13.59%	12.28%

Class	M-6	M-7	M-8	M-9	M-10
Rating (S/M/F)	A-/A3/A-	BBB+/Baa1/BBB+	BBB/Baa2/BBB	BBB-/Baa3/BBB-	BBB-/Ba1/BBB-

Loss Severity	30%	30%	30%	30%	30%
Default	12.62 CDR	10.98 CDR	10.06 CDR	8.95 CDR	8.48 CDR
WAL (yrs)	12.98	13.74	15.27	14.83	16.14
Collateral Loss	10.45%	9.44%	8.84%	8.08%	7.74%

Loss Severity	40%	40%	40%	40%	40%
Default	9.04 CDR	7.94 CDR	7.32 CDR	6.57 CDR	6.26 CDR
WAL (yrs)	14.17	14.75	16.26	15.65	17.00
Collateral Loss	10.86%	9.80%	9.17%	8.39%	8.06%

Loss Severity	50%	50%	50%	50%	50%
Default	7.04 CDR	6.22 CDR	5.76 CDR	5.19 CDR	4.96 CDR
WAL (yrs)	14.90	15.39	17.00	16.16	17.48
Collateral Loss	11.11%	10.03%	9.40%	8.60%	8.27%

Assumptions:
1) Run at the Pricing Speed to Maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR that creates the first dollar of principal loss on the related bond
6) Defaults are in addition to prepayments
7) P&I Advanced

DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS

		Minimum	Maximum
Scheduled Principal Balance	$656,266,682	$24,936	$742,257
Average Scheduled Principal Balance	$162,644
Number of Mortgage Loans	4,035

Weighted Average Gross Coupon	8.391%	5.990%	13.740%
Weighted Average FICO Score	620	425	867
Weighted Average Combined Original LTV	75.75%	8.01%	100.00%

Weighted Average Original Term	339 months	60 months	360 months
Weighted Average Stated Remaining Term	338 months	59 months	360 months
Weighted Average Seasoning	1 month	0 months	3 months

Weighted Average Gross Margin	5.264%	2.890%	8.340%
Weighted Average Minimum Interest Rate	8.634%	6.140%	11.790%
Weighted Average Maximum Interest Rate	15.634%	13.140%	18.790%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	30 months	21 months	36 months

Maturity Date		February 1, 2011	April 1, 2036
Maximum Zip Code Concentration	0.89%	11208

ARM	16.68%	Full	67.40%
Fixed Rate	83.32%	Limited	10.46%
		No Income Verification	16.96%
2/28 Arms	6.52%	Stated Income	5.19%
2/28 IO	0.22%
3/27 Arms	9.65%	Cash Out Refinance	57.02%
3/27 IO	0.29%	Debt Consolidation	28.62%
Fixed Rate	40.32%	Purchase	7.50%
Fixed Rate IO	0.58%	Rate/Term Refinance	6.86%
Fixed Stepped	41.82%
Fixed Rate Reduction	0.60%	Condominium	3.49%
		Five-Eight Family	1.32%
Interest Only	1.09%	Multi-Use	2.03%
Not Interest Only	98.91%	Single Family	77.17%
		Two-Four Family	15.99%
Prepay Penalty: 0 months	26.93%
Prepay Penalty: 12 months	29.81%	Non-owner	5.50%
Prepay Penalty: 18 months	0.04%	Primary	94.50%
Prepay Penalty: 24 months	5.09%
Prepay Penalty: 30 months	0.78%	Top 5 States:
Prepay Penalty: 36 months	37.35%	New York	30.04%
		Florida	12.55%
First Lien	97.77%	New Jersey	6.73%
Second Lien	2.23%	Pennsylvania	5.87%
		Maryland	5.53%

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	301	$12,878,218.59	1.96	9.945	292	65.10	606
50,000.01 - 100,000.00	1,183	$88,770,296.40	13.53	9.137	308	71.66	618
100,000.01 - 150,000.00	921	$114,165,294.82	17.40	8.759	323	72.93	614
150,000.01 - 200,000.00	536	$93,036,760.43	14.18	8.526	337	73.47	615
200,000.01 - 250,000.00	361	$81,030,625.90	12.35	8.340	348	73.52	618
250,000.01 - 300,000.00	220	$60,569,949.03	9.23	8.217	353	76.52	612
300,000.01 - 350,000.00	171	$55,585,715.25	8.47	7.840	354	79.28	625
350,000.01 - 400,000.00	145	$54,505,292.13	8.31	7.918	356	79.63	619
400,000.01 - 450,000.00	74	$31,263,559.10	4.76	7.504	355	82.12	632
450,000.01 - 500,000.00	63	$29,928,971.27	4.56	7.718	345	82.95	634
500,000.01 - 550,000.00	18	$9,446,997.77	1.44	7.598	352	85.30	651
550,000.01 - 600,000.00	28	$16,140,448.68	2.46	7.844	352	86.64	664
600,000.01 - 650,000.00	11	$6,843,143.67	1.04	7.971	359	86.47	634
650,000.01 - 700,000.00	2	$1,359,151.41	0.21	6.738	359	73.14	678
700,000.01 - 750,000.00	1	$742,257.24	0.11	7.540	359	90.00	718
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	304	$13,028,058.95	1.99	9.941	292	64.90	605
50,000.01 - 100,000.00	1,181	$88,720,295.62	13.52	9.134	308	71.67	618
100,000.01 - 150,000.00	921	$114,215,377.16	17.40	8.761	323	72.96	614
150,000.01 - 200,000.00	535	$92,886,838.51	14.15	8.525	337	73.46	615
200,000.01 - 250,000.00	361	$81,030,625.90	12.35	8.340	348	73.52	618
250,000.01 - 300,000.00	220	$60,569,949.03	9.23	8.217	353	76.52	612
300,000.01 - 350,000.00	172	$55,935,625.60	8.52	7.847	354	79.35	625
350,000.01 - 400,000.00	144	$54,155,381.78	8.25	7.910	356	79.56	619
400,000.01 - 450,000.00	75	$31,713,557.03	4.83	7.502	355	82.02	632
450,000.01 - 500,000.00	62	$29,478,973.34	4.49	7.723	345	83.07	635
500,000.01 - 550,000.00	18	$9,446,997.77	1.44	7.598	352	85.30	651
550,000.01 - 600,000.00	28	$16,140,448.68	2.46	7.844	352	86.64	664
600,000.01 - 650,000.00	11	$6,843,143.67	1.04	7.971	359	86.47	634
650,000.01 - 700,000.00	2	$1,359,151.41	0.21	6.738	359	73.14	678
700,000.01 - 750,000.00	1	$742,257.24	0.11	7.540	359	90.00	718
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	27	$7,855,505.93	1.20	5.990	350	69.60	667
6.000 - 6.499	136	$37,374,881.77	5.70	6.352	348	71.52	666
6.500 - 6.999	337	$82,648,166.17	12.59	6.816	338	73.99	650
7.000 - 7.499	282	$57,178,010.92	8.71	7.306	341	75.30	645
7.500 - 7.999	571	$108,743,158.24	16.57	7.791	335	75.34	635
8.000 - 8.499	382	$61,605,039.04	9.39	8.288	336	77.31	623
8.500 - 8.999	617	$92,344,645.75	14.07	8.781	336	76.77	606
9.000 - 9.499	480	$64,406,989.44	9.81	9.281	337	78.61	596
9.500 - 9.999	529	$72,027,323.77	10.98	9.796	336	77.76	591
10.000 - 10.499	276	$33,402,987.15	5.09	10.262	342	75.25	586
10.500 - 10.999	237	$25,126,684.90	3.83	10.735	340	73.86	575
11.000 - 11.499	86	$7,384,606.90	1.13	11.219	338	74.08	562
11.500 - 11.999	59	$4,340,950.42	0.66	11.744	329	71.69	557
12.000 - 12.499	10	$1,198,942.30	0.18	12.138	348	66.84	651
12.500 - 12.999	5	$560,897.97	0.09	12.723	275	89.65	635
13.500 - 13.999	1	$67,891.02	0.01	13.740	238	100.00	590
Total:	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1 - 180	473	$47,181,071.42	7.19	8.274	159	70.77	653
181-240	203	$20,596,439.42	3.14	9.074	229	74.75	643
241-360	3,359	$588,489,170.85	89.67	8.376	356	76.19	617
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1 - 60	3	$175,342.98	0.03	8.055	60	41.59	679
61-120	80	$6,665,131.43	1.02	8.263	108	64.78	685
121-180	390	$40,340,597.01	6.15	8.277	168	71.89	648
181-240	203	$20,596,439.42	3.14	9.074	229	74.75	643
241-300	131	$15,637,052.45	2.38	8.821	279	75.77	638
301-360	3,228	$572,852,118.40	87.29	8.364	358	76.20	616
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	1,001	$157,709,752.20	24.03	8.529	336	76.04	621
1	1,674	$269,610,022.52	41.08	8.457	338	74.52	620
2	1,327	$223,017,230.73	33.98	8.229	338	76.79	619
3	33	$5,929,676.24	0.90	7.752	332	84.96	632
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO

2.500 - 2.999	1	$57,887.29	0.05	6.140	358	32.77	675
3.000 - 3.499	18	$4,017,634.98	3.67	6.611	359	70.39	640
3.500 - 3.999	33	$6,513,566.85	5.95	7.152	359	73.00	645
4.000 - 4.499	68	$13,492,095.33	12.33	7.583	358	79.25	626
4.500 - 4.999	102	$20,379,034.27	18.62	8.091	359	79.43	613
5.000 - 5.499	130	$20,923,529.43	19.11	8.648	358	78.09	594
5.500 - 5.999	124	$20,992,719.42	19.18	9.149	357	75.84	573
6.000 - 6.499	78	$11,711,257.58	10.70	9.726	351	75.09	560
6.500 - 6.999	60	$7,866,734.75	7.19	10.085	357	75.73	551
7.000 - 7.499	28	$2,922,354.87	2.67	10.801	359	73.93	544
7.500 - 7.999	8	$527,771.79	0.48	11.117	358	73.93	547
8.000 - 8.499	1	$58,082.19	0.05	11.690	359	70.00	503
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	7	$1,394,873.59	1.27	6.412	358	57.75	653
6.500 - 6.999	24	$5,050,784.29	4.61	6.810	359	77.10	639
7.000 - 7.499	47	$9,268,425.22	8.47	7.345	359	75.30	641
7.500 - 7.999	88	$17,713,302.67	16.18	7.802	358	80.24	615
8.000 - 8.499	85	$16,079,228.49	14.69	8.275	359	80.72	610
8.500 - 8.999	135	$22,835,347.51	20.86	8.772	356	77.63	583
9.000 - 9.499	98	$15,885,654.29	14.51	9.258	359	77.00	572
9.500 - 9.999	79	$11,738,752.86	10.72	9.781	350	75.52	566
10.000 -10.499	39	$4,508,098.40	4.12	10.241	359	66.90	550
10.500 -10.999	36	$3,903,071.80	3.57	10.678	359	69.36	538
11.000 -11.499	8	$814,551.18	0.74	11.267	359	62.01	535
11.500 -11.999	5	$270,578.45	0.25	11.675	359	59.98	563
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	7	$1,394,873.59	1.27	6.412	358	57.75	653
13.500 -13.999	24	$5,050,784.29	4.61	6.810	359	77.10	639
14.000 -14.499	47	$9,268,425.22	8.47	7.345	359	75.30	641
14.500 -14.999	88	$17,713,302.67	16.18	7.802	358	80.24	615
15.000 -15.499	85	$16,079,228.49	14.69	8.275	359	80.72	610
15.500 -15.999	135	$22,835,347.51	20.86	8.772	356	77.63	583
16.000 -16.499	98	$15,885,654.29	14.51	9.258	359	77.00	572
16.500 -16.999	79	$11,738,752.86	10.72	9.781	350	75.52	566
17.000 -17.499	39	$4,508,098.40	4.12	10.241	359	66.90	550
17.500 -17.999	36	$3,903,071.80	3.57	10.678	359	69.36	538
18.000 -18.499	8	$814,551.18	0.74	11.267	359	62.01	535
18.500 -18.999	5	$270,578.45	0.25	11.675	359	59.98	563
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	417	$45,694,484.09	6.96	8.323	320	39.27	626
50.00- 54.99	164	$21,192,044.56	3.23	8.047	318	52.28	614
55.00- 59.99	178	$25,471,957.69	3.88	8.201	335	57.38	610
60.00- 64.99	249	$37,873,782.97	5.77	8.250	336	61.93	616
65.00- 69.99	292	$45,677,545.94	6.96	8.469	338	66.95	599
70.00- 74.99	412	$65,570,687.46	9.99	8.436	340	71.79	606
75.00- 79.99	513	$91,084,875.59	13.88	8.272	341	76.32	613
80.00- 80.00	548	$90,093,821.98	13.73	8.592	344	80.00	605
80.01- 84.99	159	$28,767,295.50	4.38	7.882	334	83.13	631
85.00- 89.99	367	$68,762,681.86	10.48	8.259	341	85.96	622
90.00- 94.99	431	$74,869,279.00	11.41	8.403	340	90.43	640
95.00- 99.99	122	$26,293,802.80	4.01	8.528	342	95.61	642
100.00- 100.00	183	$34,914,422.25	5.32	9.127	338	100.00	665
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	222	$36,068,160.95	5.50	9.411	348	71.68	651
Primary	3,813	$620,198,520.74	94.50	8.331	337	75.99	618
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	162	$22,934,685.47	3.49	8.310	337	75.35	627
Five-Eight Family	35	$8,669,531.68	1.32	10.328	354	69.60	662
Multi-Use	61	$13,316,587.16	2.03	10.172	358	66.79	654
Single Family	3,392	$506,418,331.56	77.17	8.445	333	75.87	617
Two-Four Family	385	$104,927,545.82	15.99	7.760	355	76.91	623
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,280	$374,219,052.59	57.02	8.327	341	73.31	612
Debt Consolidation	1,194	$187,804,987.84	28.62	8.389	326	78.05	625
Purchase	244	$49,210,829.45	7.50	8.758	355	84.53	651
Rate/Term Refinance	317	$45,031,811.81	6.86	8.525	341	76.88	628
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	2,960	$442,304,941.46	67.40	8.349	334	74.95	619
Limited	344	$68,614,181.44	10.46	8.297	353	78.81	613
No Income Verification	532	$111,312,272.55	16.96	8.566	342	78.79	629
Stated Income	199	$34,035,286.24	5.19	8.540	350	70.04	623
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 Arms	251	$42,776,828.77	6.52	8.652	356	77.53	591
2/28 IO	5	$1,468,000.00	0.22	7.172	359	79.74	621
3/27 Arms	387	$63,329,139.98	9.65	8.667	358	76.00	594
3/27 IO	8	$1,888,700.00	0.29	8.223	359	85.89	618
Fixed Rate	1,920	$264,628,384.02	40.32	8.541	307	73.05	629
Fixed Rate IO	11	$3,795,050.00	0.58	6.978	359	80.50	656
Fixed Stepped	1,425	$274,452,000.03	41.82	8.143	359	78.17	622
Fixed Rate Reduction	28	$3,928,578.89	0.60	10.196	357	54.41	581
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	21	$1,965,430.40	0.30	9.978	359	83.55	588
Arizona	111	$16,659,056.52	2.54	8.097	335	72.51	630
Arkansas	3	$255,883.13	0.04	8.731	328	62.34	555
California	59	$11,716,776.59	1.79	7.814	343	66.46	635
Colorado	36	$5,056,678.19	0.77	8.727	314	79.01	659
Connecticut	76	$14,574,117.80	2.22	8.191	350	76.57	620
Delaware	19	$3,056,502.68	0.47	8.126	316	76.65	608
Florida	577	$82,376,295.28	12.55	8.233	337	73.50	612
Georgia	81	$10,528,185.47	1.60	9.296	333	82.04	598
Idaho	4	$458,738.02	0.07	8.970	337	66.67	547
Illinois	201	$31,031,118.98	4.73	8.798	334	78.95	602
Indiana	29	$2,442,474.96	0.37	9.214	303	83.30	635
Kansas	20	$1,852,996.22	0.28	10.184	305	86.33	630
Kentucky	26	$2,479,813.85	0.38	8.241	301	77.37	640
Louisiana	29	$2,891,001.39	0.44	9.188	319	83.55	613
Maine	7	$901,264.40	0.14	8.276	359	82.95	608
Maryland	240	$36,287,609.90	5.53	8.529	335	71.84	610
Massachusetts	68	$14,543,210.59	2.22	8.816	349	73.20	601
Michigan	94	$8,342,693.15	1.27	9.415	339	80.92	620
Minnesota	27	$3,134,516.73	0.48	8.943	323	72.62	620
Missouri	126	$10,857,782.40	1.65	9.096	299	78.28	647
Montana	1	$199,935.18	0.03	7.571	359	60.79	615
Nebraska	13	$921,549.76	0.14	9.057	262	84.87	669
Nevada	36	$6,500,789.68	0.99	8.041	344	74.56	635
New Hampshire	27	$4,780,937.61	0.73	8.755	339	75.83	599
New Jersey	228	$44,198,273.73	6.73	8.960	342	73.22	617
New Mexico	1	$53,487.66	0.01	8.740	359	45.73	600
New York	716	$197,140,995.36	30.04	7.673	351	75.69	627
North Carolina	192	$23,624,281.88	3.60	9.401	305	81.73	631
Ohio	115	$12,057,369.94	1.84	8.909	325	81.34	638
Oklahoma	6	$654,679.15	0.10	8.793	358	78.20	559
Oregon	54	$7,779,214.93	1.19	7.959	336	72.57	641
Pennsylvania	353	$38,526,349.41	5.87	8.796	327	75.63	617
Rhode Island	30	$5,385,732.62	0.82	8.397	351	72.88	597
South Carolina	57	$5,494,624.39	0.84	9.590	319	81.81	600
Tennessee	29	$3,270,437.09	0.50	9.276	339	82.97	612
Texas	50	$5,853,681.76	0.89	9.471	355	74.67	587
Utah	1	$220,360.54	0.03	8.290	359	90.00	627
Vermont	4	$351,044.79	0.05	8.697	288	77.35	585
Virginia	137	$21,360,316.08	3.25	8.931	330	76.49	606
Washington	39	$6,590,875.36	1.00	8.540	324	80.50	645
Wisconsin	92	$9,889,598.12	1.51	9.391	302	81.00	628
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,219	$176,734,274.14	26.93	9.027	336	75.24	608
Prepay Penalty: 12 months	742	$195,632,528.08	29.81	7.648	350	76.29	625
Prepay Penalty: 18 months	1	$272,381.81	0.04	8.700	358	90.00	593
Prepay Penalty: 24 months	211	$33,373,560.50	5.09	8.599	351	79.57	604
Prepay Penalty: 30 months	27	$5,120,331.53	0.78	9.012	333	86.69	634
Prepay Penalty: 36 months	1,835	$245,133,605.63	37.35	8.482	327	74.93	626
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	97	$12,841,799.05	1.96	9.676	356	65.56	487
500-524	259	$36,223,959.01	5.52	9.761	353	69.15	512
525-549	325	$46,450,968.03	7.08	9.298	351	71.04	536
550-574	470	$70,050,857.70	10.67	8.866	338	73.50	561
575-599	530	$82,970,466.92	12.64	8.673	343	74.94	587
600-624	632	$107,559,286.90	16.39	8.153	341	77.36	613
625-649	497	$93,057,992.07	14.18	7.959	342	79.86	636
650-674	446	$81,805,057.05	12.47	7.916	333	78.60	662
675-699	321	$52,565,441.68	8.01	7.914	328	76.45	686
700+	447	$71,139,785.39	10.84	7.881	315	75.76	743
None	11	$1,601,067.89	0.24	8.841	359	67.80	--
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,818	$641,624,924.90	97.77	8.358	339	75.75	620
Second Lien	217	$14,641,756.79	2.23	9.828	271	75.82	627
Total	4,035	$656,266,681.69	100.00	8.391	338	75.75	620

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	651	$109,462,668.75	100.00	8.634	357	76.82	594
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	651	$109,462,668.75	100.00	8.634	357	76.82	594
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12/01/07	4	$978,384.40	0.89	8.246	341	88.42	607
01/01/08	103	$17,800,114.07	16.26	8.517	353	78.49	588
02/01/08	101	$17,339,025.30	15.84	8.705	358	77.46	589
03/01/08	48	$8,127,305.00	7.42	8.617	360	74.65	605
12/01/08	9	$1,646,591.11	1.50	8.118	357	87.69	598
01/01/09	150	$25,360,310.32	23.17	8.487	358	77.79	597
02/01/09	160	$25,902,715.55	23.66	8.855	357	75.23	593
03/01/09	76	$12,308,223.00	11.24	8.649	360	73.86	595
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

DESCRIPTION OF THE COLLATERAL

ADJUSTABLE-RATE MORTGAGE LOANS

		Minimum	Maximum
Scheduled Principal Balance	$109,462,669	$39,590	$649,149
Average Scheduled Principal Balance	$168,145
Number of Mortgage Loans	651

Weighted Average Gross Coupon	8.634%	6.140%	11.790%
Weighted Average FICO Score	594	482	786
Weighted Average Combined Original LTV	76.82%	20.11%	100.00%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	178 months	360 months
Weighted Average Seasoning	1 month	0 months	3 months

Weighted Average Gross Margin	5.264%	2.890%	8.340%
Weighted Average Minimum Interest Rate	8.634%	6.140%	11.790%
Weighted Average Maximum Interest Rate	15.634%	13.140%	18.790%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	30 months	21 months	36 months

Maturity Date		January 1, 2021	March 1, 2036
Maximum Zip Code Concentration	0.78%	01902

ARM	100.00%	Cash Out Refinance	61.60%
		Debt Consolidation	17.52%
2/28 Arms	39.08%	Purchase	15.68%
2/28 IO	1.34%	Rate/Term Refinance	5.20%
3/27 Arms	57.85%
3/27 IO	1.73%	Condominium	6.70%
		Single Family	74.00%
Interest Only	3.07%	Two-Four Family	19.30%
Not Interest Only	96.93%
		Non-owner	8.60%
Prepay Penalty: 0 months	48.48%	Primary	91.40%
Prepay Penalty: 12 months	4.31%
Prepay Penalty: 18 months	0.25%	Top 5 States:
Prepay Penalty: 24 months	22.07%	Florida	20.68%
Prepay Penalty: 30 months	0.74%	New Jersey	14.46%
Prepay Penalty: 36 months	24.16%	Illinois	9.46%
		Maryland	9.27%
First Lien	100.00%	Pennsylvania	6.91%

Full	55.51%
Limited	14.55%
No Income Verification	19.34%
Stated Income	10.59%

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	44	$2,001,820.11	1.83	9.755	359	65.06	572
50,000.01 - 100,000.00	146	$11,096,769.80	10.14	9.130	357	72.47	586
100,000.01 - 150,000.00	150	$19,038,780.77	17.39	8.864	357	74.47	580
150,000.01 - 200,000.00	115	$20,102,583.04	18.36	8.547	358	74.65	591
200,000.01 - 250,000.00	83	$18,590,419.08	16.98	8.662	359	75.19	580
250,000.01 - 300,000.00	44	$12,025,860.70	10.99	8.413	359	82.65	605
300,000.01 - 350,000.00	27	$8,717,744.41	7.96	8.381	359	80.65	604
350,000.01 - 400,000.00	23	$8,575,547.14	7.83	8.346	359	78.85	603
400,000.01 - 450,000.00	6	$2,532,994.12	2.31	8.177	359	79.37	606
450,000.01 - 500,000.00	8	$3,834,831.65	3.50	7.933	335	77.79	633
550,000.01 - 600,000.00	4	$2,296,168.59	2.10	8.874	359	96.04	648
600,000.01 - 650,000.00	1	$649,149.34	0.59	8.140	358	100.00	737
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	44	$2,001,820.11	1.83	9.755	359	65.06	572
50,000.01 - 100,000.00	146	$11,096,769.80	10.14	9.130	357	72.47	586
100,000.01 - 150,000.00	150	$19,038,780.77	17.39	8.864	357	74.47	580
150,000.01 - 200,000.00	115	$20,102,583.04	18.36	8.547	358	74.65	591
200,000.01 - 250,000.00	83	$18,590,419.08	16.98	8.662	359	75.19	580
250,000.01 - 300,000.00	44	$12,025,860.70	10.99	8.413	359	82.65	605
300,000.01 - 350,000.00	27	$8,717,744.41	7.96	8.381	359	80.65	604
350,000.01 - 400,000.00	23	$8,575,547.14	7.83	8.346	359	78.85	603
400,000.01 - 450,000.00	6	$2,532,994.12	2.31	8.177	359	79.37	606
450,000.01 - 500,000.00	8	$3,834,831.65	3.50	7.933	335	77.79	633
550,000.01 - 600,000.00	4	$2,296,168.59	2.10	8.874	359	96.04	648
600,000.01 - 650,000.00	1	$649,149.34	0.59	8.140	358	100.00	737
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	7	$1,394,873.59	1.27	6.412	358	57.75	653
6.500 - 6.999	24	$5,050,784.29	4.61	6.810	359	77.10	639
7.000 - 7.499	47	$9,268,425.22	8.47	7.345	359	75.30	641
7.500 - 7.999	88	$17,713,302.67	16.18	7.802	358	80.24	615
8.000 - 8.499	85	$16,079,228.49	14.69	8.275	359	80.72	610
8.500 - 8.999	135	$22,835,347.51	20.86	8.772	356	77.63	583
9.000 - 9.499	98	$15,885,654.29	14.51	9.258	359	77.00	572
9.500 - 9.999	79	$11,738,752.86	10.72	9.781	350	75.52	566
10.000 - 10.499	39	$4,508,098.40	4.12	10.241	359	66.90	550
10.500 - 10.999	36	$3,903,071.80	3.57	10.678	359	69.36	538
11.000 - 11.499	8	$814,551.18	0.74	11.267	359	62.01	535
11.500 - 11.999	5	$270,578.45	0.25	11.675	359	59.98	563
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1 - 180	2	$570,064.42	0.52	9.329	178	88.11	588
181 - 240	3	$344,011.36	0.31	9.023	238	84.09	559
241 - 360	646	$108,548,592.97	99.16	8.629	359	76.73	594
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121 - 180	2	$570,064.42	0.52	9.329	178	88.11	588
181 - 240	3	$344,011.36	0.31	9.023	238	84.09	559
241 - 300	1	$163,774.48	0.15	8.840	251	80.00	590
301 - 360	645	$108,384,818.49	99.02	8.628	359	76.73	594
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	124	$20,435,528.00	18.67	8.636	360	74.17	599
1	261	$43,241,740.85	39.50	8.795	358	76.13	591
2	253	$43,160,424.39	39.43	8.499	356	78.08	593
3	13	$2,624,975.51	2.40	8.166	351	87.96	601
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	1	$57,887.29	0.05	6.140	358	32.77	675
3.000 - 3.499	18	$4,017,634.98	3.67	6.611	359	70.39	640
3.500 - 3.999	33	$6,513,566.85	5.95	7.152	359	73.00	645
4.000 - 4.499	68	$13,492,095.33	12.33	7.583	358	79.25	626
4.500 - 4.999	102	$20,379,034.27	18.62	8.091	359	79.43	613
5.000 - 5.499	130	$20,923,529.43	19.11	8.648	358	78.09	594
5.500 - 5.999	124	$20,992,719.42	19.18	9.149	357	75.84	573
6.000 - 6.499	78	$11,711,257.58	10.70	9.726	351	75.09	560
6.500 - 6.999	60	$7,866,734.75	7.19	10.085	357	75.73	551
7.000 - 7.499	28	$2,922,354.87	2.67	10.801	359	73.93	544
7.500 - 7.999	8	$527,771.79	0.48	11.117	358	73.93	547
8.000 - 8.499	1	$58,082.19	0.05	11.690	359	70.00	503
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	7	$1,394,873.59	1.27	6.412	358	57.75	653
6.500 - 6.999	24	$5,050,784.29	4.61	6.810	359	77.10	639
7.000 - 7.499	47	$9,268,425.22	8.47	7.345	359	75.30	641
7.500 - 7.999	88	$17,713,302.67	16.18	7.802	358	80.24	615
8.000 - 8.499	85	$16,079,228.49	14.69	8.275	359	80.72	610
8.500 - 8.999	135	$22,835,347.51	20.86	8.772	356	77.63	583
9.000 - 9.499	98	$15,885,654.29	14.51	9.258	359	77.00	572
9.500 - 9.999	79	$11,738,752.86	10.72	9.781	350	75.52	566
10.000 -10.499	39	$4,508,098.40	4.12	10.241	359	66.90	550
10.500 -10.999	36	$3,903,071.80	3.57	10.678	359	69.36	538
11.000 -11.499	8	$814,551.18	0.74	11.267	359	62.01	535
11.500 -11.999	5	$270,578.45	0.25	11.675	359	59.98	563
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	7	$1,394,873.59	1.27	6.412	358	57.75	653
13.500 -13.999	24	$5,050,784.29	4.61	6.810	359	77.10	639
14.000 -14.499	47	$9,268,425.22	8.47	7.345	359	75.30	641
14.500 -14.999	88	$17,713,302.67	16.18	7.802	358	80.24	615
15.000 -15.499	85	$16,079,228.49	14.69	8.275	359	80.72	610
15.500 -15.999	135	$22,835,347.51	20.86	8.772	356	77.63	583
16.000 -16.499	98	$15,885,654.29	14.51	9.258	359	77.00	572
16.500 -16.999	79	$11,738,752.86	10.72	9.781	350	75.52	566
17.000 -17.499	39	$4,508,098.40	4.12	10.241	359	66.90	550
17.500 -17.999	36	$3,903,071.80	3.57	10.678	359	69.36	538
18.000 -18.499	8	$814,551.18	0.74	11.267	359	62.01	535
18.500 -18.999	5	$270,578.45	0.25	11.675	359	59.98	563
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 49.99	45	$5,104,372.76	4.66	8.994	359	40.55	584
50.00 - 54.99	21	$3,057,135.84	2.79	7.975	359	51.76	611
55.00 - 59.99	21	$3,336,588.39	3.05	9.327	359	56.94	552
60.00 - 64.99	37	$5,441,349.39	4.97	8.872	359	61.76	566
65.00 - 69.99	43	$6,274,470.03	5.73	9.432	359	66.18	554
70.00 - 74.99	79	$11,885,300.84	10.86	8.730	359	71.37	573
75.00 - 79.99	102	$18,402,759.40	16.81	8.568	358	75.93	583
80.00 - 80.00	112	$19,351,946.91	17.68	8.372	357	80.00	594
80.01 - 84.99	13	$3,176,362.43	2.90	8.011	359	83.43	610
85.00 - 89.99	68	$12,248,279.03	11.19	8.643	350	85.95	595
90.00 - 94.99	68	$12,539,619.94	11.46	8.464	358	90.34	625
95.00 - 99.99	9	$1,355,107.28	1.24	8.142	358	95.00	624
100.00 - 100.00	33	$7,289,376.51	6.66	8.815	358	100.00	659
Total:	651	$109,462,668.75	100.00	8.634	357	76.82	594

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	61	$9,413,575.65	8.60	8.703	357	74.23	629
Primary	590	$100,049,093.10	91.40	8.627	357	77.06	590
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	48	$7,333,519.29	6.70	8.505	358	78.55	611
Single Family	514	$81,005,150.62	74.00	8.685	357	76.37	588
Two-Four Family	89	$21,123,998.84	19.30	8.482	358	77.91	608
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	391	$67,424,714.27	61.60	8.557	359	74.91	587
Debt Consolidation	119	$19,177,344.98	17.52	8.746	352	76.48	586
Purchase	103	$17,165,130.50	15.68	8.651	358	86.41	633
Rate/Term Refinance	38	$5,695,479.00	5.20	9.107	359	71.53	584
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	408	$60,768,152.53	55.51	8.747	356	76.25	580
Limited	83	$15,927,602.14	14.55	8.505	358	78.78	606
No Income Verification	102	$21,169,500.91	19.34	8.461	358	79.36	608
Stated Income	58	$11,597,413.17	10.59	8.530	359	72.41	622
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 Arms	251	$42,776,828.77	39.08	8.652	356	77.53	591
2/28 IO	5	$1,468,000.00	1.34	7.172	359	79.74	621
3/27 Arms	387	$63,329,139.98	57.85	8.667	358	76.00	594
3/27 IO	8	$1,888,700.00	1.73	8.223	359	85.89	618
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	7	$502,009.43	0.46	10.269	359	80.73	550
Arizona	2	$289,489.03	0.26	7.828	358	80.65	571
California	2	$498,434.61	0.46	8.295	359	75.00	613
Colorado	1	$241,667.65	0.22	8.990	359	65.00	599
Connecticut	27	$4,812,167.94	4.40	8.241	355	77.76	594
Delaware	1	$185,662.15	0.17	6.490	358	60.00	620
Florida	122	$22,636,507.61	20.68	8.196	358	76.75	597
Georgia	18	$2,989,481.00	2.73	8.861	358	83.29	587
Illinois	60	$10,353,720.04	9.46	8.680	359	80.27	589
Indiana	2	$184,792.69	0.17	10.042	359	77.15	531
Kentucky	1	$90,088.21	0.08	10.190	359	95.00	593
Louisiana	4	$328,171.76	0.30	9.477	356	77.15	581
Maine	2	$335,682.44	0.31	8.722	358	80.00	555
Maryland	55	$10,147,970.96	9.27	8.704	359	73.31	586
Massachusetts	22	$5,847,927.52	5.34	8.543	356	75.76	588
Michigan	30	$2,051,737.48	1.87	9.705	359	76.50	576
Minnesota	11	$1,393,003.31	1.27	9.369	359	71.46	594
Missouri	4	$265,924.12	0.24	9.047	359	73.67	599
Nevada	3	$508,070.13	0.46	8.026	359	84.45	621
New Hampshire	6	$1,216,490.65	1.11	8.783	359	70.04	568
New Jersey	68	$15,825,729.97	14.46	8.755	353	76.50	596
New York	18	$4,613,738.16	4.21	8.353	356	72.50	637
North Carolina	18	$2,635,504.40	2.41	9.015	359	84.99	618
Ohio	36	$3,226,777.30	2.95	9.106	359	80.98	599
Oklahoma	3	$253,854.59	0.23	8.385	359	84.92	613
Pennsylvania	60	$7,558,595.76	6.91	8.790	359	72.95	589
Rhode Island	11	$2,214,294.34	2.02	7.925	359	71.82	594
South Carolina	8	$977,031.43	0.89	9.517	349	87.85	569
Tennessee	1	$85,902.51	0.08	8.840	358	100.00	645
Texas	17	$2,111,591.13	1.93	9.845	358	78.05	591
Utah	1	$220,360.54	0.20	8.290	359	90.00	627
Vermont	1	$79,911.21	0.07	8.990	358	57.14	622
Virginia	22	$4,081,078.60	3.73	8.576	359	79.50	575
Washington	2	$231,596.76	0.21	10.059	359	61.60	539
Wisconsin	5	$467,703.32	0.43	9.165	359	81.12	637
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	286	$53,066,897.71	48.48	8.785	357	76.43	591
Prepay Penalty: 12 months	19	$4,714,833.11	4.31	8.508	359	79.36	608
Prepay Penalty: 18 months	1	$272,381.81	0.25	8.700	358	90.00	593
Prepay Penalty: 24 months	154	$24,153,106.68	22.07	8.459	358	78.44	595
Prepay Penalty: 30 months	4	$810,592.29	0.74	8.815	359	92.64	650
Prepay Penalty: 36 months	187	$26,444,857.15	24.16	8.506	358	75.04	593
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400 - 499	8	$1,351,495.37	1.23	9.381	359	69.93	495
500 - 524	81	$12,166,714.80	11.11	9.592	357	68.42	511
525 - 550	87	$13,331,411.82	12.18	9.065	357	72.66	536
550 - 575	100	$15,813,430.71	14.45	8.925	353	73.56	562
575 - 599	110	$17,759,332.36	16.22	8.895	358	77.63	587
600 - 624	112	$19,749,717.07	18.04	8.166	359	80.08	612
625 - 649	68	$12,067,418.63	11.02	7.967	359	79.82	637
650 - 674	35	$7,171,765.97	6.55	8.052	359	82.24	663
675 - 699	17	$2,657,631.24	2.43	8.114	356	84.30	684
700+	28	$6,472,109.33	5.91	7.879	357	82.89	734
Not Available	5	$921,641.45	0.84	8.683	358	82.15	--
Total:	651	$109,462,668.75	100.00	8.634	357	76.82	594

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	651	$109,462,668.75	100.00	8.634	357	76.82	594
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	651	$109,462,668.75	100.00	8.634	357	76.82	594
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	651	$109,462,668.75	100.00	8.634	357	76.82	594
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
12/01/07	4	$978,384.40	0.89	8.246	341	88.42	607
01/01/08	103	$17,800,114.07	16.26	8.517	353	78.49	588
02/01/08	101	$17,339,025.30	15.84	8.705	358	77.46	589
03/01/08	48	$8,127,305.00	7.42	8.617	360	74.65	605
12/01/08	9	$1,646,591.11	1.50	8.118	357	87.69	598
01/01/09	150	$25,360,310.32	23.17	8.487	358	77.79	597
02/01/09	160	$25,902,715.55	23.66	8.855	357	75.23	593
03/01/09	76	$12,308,223.00	11.24	8.649	360	73.86	595
Total	651	$109,462,668.75	100.00	8.634	357	76.82	594

DESCRIPTION OF THE COLLATERAL

FIXED-RATE MORTGAGE LOANS

		Minimum	Maximum
Scheduled Principal Balance	$546,804,013	$24,936	$742,257
Average Scheduled Principal Balance	$161,585
Number of Mortgage Loans	3,384

Weighted Average Gross Coupon	8.342%	5.990%	13.740%
Weighted Average FICO Score	625	425	867
Weighted Average Combined Original LTV	75.54%	8.01%	100.00%

Weighted Average Original Term	335 months	60 months	360 months
Weighted Average Stated Remaining Term	334 months	59 months	360 months
Weighted Average Seasoning	1 months	0 months	3 months

Maturity Date		February 1, 2011	April 1, 2036
Maximum Zip Code Concentration	0.98%	11208

Fixed Rate	100.00%	Cash Out Refinance	56.11%
		Debt Consolidation	30.84%
Fixed Rate	48.40%	Purchase	5.86%
Fixed Rate IO	0.69%	Rate/Term Refinance	7.19%
Fixed Stepped	50.19%
Fixed Rate Reduction	0.72%
		Condominium	2.85%
Interest Only	0.69%	Five-Eight Family	1.59%
Not Interest Only	99.31%	Multi-Use	2.44%
		Single Family	77.80%
Prepay Penalty: 0 months	22.62%	Two-Four Family	15.33%
Prepay Penalty: 12 months	34.92%
Prepay Penalty: 24 months	1.69%	Non-owner	4.87%
Prepay Penalty: 30 months	0.79%	Primary	95.13%
Prepay Penalty: 36 months	39.99%
		Top 5 States:
First Lien	97.32%	New York	35.21%
Second Lien	2.68%	Florida	10.93%
		Pennsylvania	5.66%
Full	69.78%	New Jersey	5.19%
Limited	9.64%	Maryland	4.78%
No Income Verification	16.49%
Stated Income	4.10%

Original Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	257	$10,876,398.48	1.99	9.980	279	65.11	612
50,000.01 - 100,000.00	1,037	$77,673,526.60	14.21	9.138	301	71.55	622
100,000.01 - 150,000.00	771	$95,126,514.05	17.40	8.738	316	72.62	620
150,000.01 - 200,000.00	421	$72,934,177.39	13.34	8.521	331	73.14	621
200,000.01 - 250,000.00	278	$62,440,206.82	11.42	8.244	345	73.03	629
250,000.01 - 300,000.00	176	$48,544,088.33	8.88	8.169	352	75.01	614
300,000.01 - 350,000.00	144	$46,867,970.84	8.57	7.739	353	79.03	629
350,000.01 - 400,000.00	122	$45,929,744.99	8.40	7.838	356	79.77	622
400,000.01 - 450,000.00	68	$28,730,564.98	5.25	7.445	354	82.36	634
450,000.01 - 500,000.00	55	$26,094,139.62	4.77	7.686	346	83.70	634
500,000.01 - 550,000.00	18	$9,446,997.77	1.73	7.598	352	85.30	651
550,000.01 - 600,000.00	24	$13,844,280.09	2.53	7.673	351	85.08	667
600,000.01 - 650,000.00	10	$6,193,994.33	1.13	7.953	359	85.06	623
650,000.01 - 700,000.00	2	$1,359,151.41	0.25	6.738	359	73.14	678
700,000.01 - 750,000.00	1	$742,257.24	0.14	7.540	359	90.00	718
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	260	$11,026,238.84	2.02	9.975	280	64.87	611
50,000.01 - 100,000.00	1,035	$77,623,525.82	14.20	9.134	302	71.56	622
100,000.01 - 150,000.00	771	$95,176,596.39	17.41	8.741	316	72.66	620
150,000.01 - 200,000.00	420	$72,784,255.47	13.31	8.519	332	73.13	621
200,000.01 - 250,000.00	278	$62,440,206.82	11.42	8.244	345	73.03	629
250,000.01 - 300,000.00	176	$48,544,088.33	8.88	8.169	352	75.01	614
300,000.01 - 350,000.00	145	$47,217,881.19	8.64	7.748	353	79.11	629
350,000.01 - 400,000.00	121	$45,579,834.64	8.34	7.828	356	79.69	622
400,000.01 - 450,000.00	69	$29,180,562.91	5.34	7.443	355	82.25	634
450,000.01 - 500,000.00	54	$25,644,141.69	4.69	7.692	346	83.86	635
500,000.01 - 550,000.00	18	$9,446,997.77	1.73	7.598	352	85.30	651
550,000.01 - 600,000.00	24	$13,844,280.09	2.53	7.673	351	85.08	667
600,000.01 - 650,000.00	10	$6,193,994.33	1.13	7.953	359	85.06	623
650,000.01 - 700,000.00	2	$1,359,151.41	0.25	6.738	359	73.14	678
700,000.01 - 750,000.00	1	$742,257.24	0.14	7.540	359	90.00	718
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	27	$7,855,505.93	1.44	5.990	350	69.60	667
6.000 - 6.499	129	$35,980,008.18	6.58	6.350	347	72.06	667
6.500 - 6.999	313	$77,597,381.88	14.19	6.817	337	73.78	650
7.000 - 7.499	235	$47,909,585.70	8.76	7.298	337	75.29	646
7.500 - 7.999	483	$91,029,855.57	16.65	7.789	331	74.38	638
8.000 - 8.499	297	$45,525,810.55	8.33	8.292	328	76.10	628
8.500 - 8.999	482	$69,509,298.24	12.71	8.783	330	76.49	614
9.000 - 9.499	382	$48,521,335.15	8.87	9.289	329	79.13	604
9.500 - 9.999	450	$60,288,570.91	11.03	9.798	333	78.19	596
10.000 -10.499	237	$28,894,888.75	5.28	10.265	340	76.55	592
10.500 -10.999	201	$21,223,613.10	3.88	10.745	337	74.69	582
11.000 -11.499	78	$6,570,055.72	1.20	11.212	335	75.58	566
11.500 -11.999	54	$4,070,371.97	0.74	11.748	327	72.47	556
12.000 -12.499	10	$1,198,942.30	0.22	12.138	348	66.84	651
12.500 -12.999	5	$560,897.97	0.10	12.723	275	89.65	635
13.500 -13.999	1	$67,891.02	0.01	13.740	238	100.00	590
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1-180	471	$46,611,007.00	8.52	8.262	159	70.56	654
181-240	200	$20,252,428.06	3.70	9.075	229	74.59	644
241-360	2,713	$479,940,577.88	87.77	8.319	355	76.06	622
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	3	$175,342.98	0.03	8.055	60	41.59	679
61-120	80	$6,665,131.43	1.22	8.263	108	64.78	685
121-180	388	$39,770,532.59	7.27	8.262	168	71.65	648
181-240	200	$20,252,428.06	3.70	9.075	229	74.59	644
241-300	130	$15,473,277.97	2.83	8.820	279	75.72	638
301-360	2,583	$464,467,299.91	84.94	8.302	358	76.07	621
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0	877	$137,274,224.20	25.10	8.513	333	76.32	625
1	1,413	$226,368,281.67	41.40	8.392	335	74.21	625
2	1,074	$179,856,806.34	32.89	8.165	334	76.48	625
3	20	$3,304,700.73	0.60	7.424	317	82.57	657
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	372	$40,590,111.33	7.42	8.239	315	39.11	631
50.00- 54.99	143	$18,134,908.72	3.32	8.059	311	52.37	615
55.00- 59.99	157	$22,135,369.30	4.05	8.032	331	57.45	619
60.00- 64.99	212	$32,432,433.58	5.93	8.145	332	61.96	625
65.00- 69.99	249	$39,403,075.91	7.21	8.316	334	67.07	606
70.00- 74.99	333	$53,685,386.62	9.82	8.371	336	71.88	613
75.00- 79.99	411	$72,682,116.19	13.29	8.197	337	76.42	620
80.00- 80.00	436	$70,741,875.07	12.94	8.652	340	80.00	608
80.01- 84.99	146	$25,590,933.07	4.68	7.866	331	83.09	634
85.00- 89.99	299	$56,514,402.83	10.34	8.175	339	85.97	627
90.00- 94.99	363	$62,329,659.06	11.40	8.391	337	90.45	643
95.00- 99.99	113	$24,938,695.52	4.56	8.549	342	95.64	643
100.00-100.00	150	$27,625,045.74	5.05	9.209	333	100.00	666
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	161	$26,654,585.30	4.87	9.661	344	70.78	659
Primary	3,223	$520,149,427.64	95.13	8.274	333	75.78	624
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	114	$15,601,166.18	2.85	8.219	328	73.85	634
Five-Eight Family	35	$8,669,531.68	1.59	10.328	354	69.60	662
Multi-Use	61	$13,316,587.16	2.44	10.172	358	66.79	654
Single Family	2,878	$425,413,180.94	77.80	8.399	329	75.77	623
Two-Four Family	296	$83,803,546.98	15.33	7.577	354	76.66	627
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,889	$306,794,338.32	56.11	8.276	337	72.95	618
Debt Consolidation	1,075	$168,627,642.86	30.84	8.349	323	78.23	630
Purchase	141	$32,045,698.95	5.86	8.816	353	83.52	660
Rate/Term Refinance	279	$39,336,332.81	7.19	8.441	339	77.65	635
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	2,552	$381,536,788.93	69.78	8.286	330	74.74	625

Limited	261	$52,686,579.30	9.64	8.234	352	78.82	615
No Income Verification	430	$90,142,771.64	16.49	8.591	338	78.66	634
Stated Income	141	$22,437,873.07	4.10	8.546	346	68.81	623
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	1,920	$264,628,384.02	48.40	8.541	307	73.05	629
Fixed Rate IO	11	$3,795,050.00	0.69	6.978	359	80.50	656
Fixed Stepped	1,425	$274,452,000.03	50.19	8.143	359	78.17	622
Fixed Rate Reduction	28	$3,928,578.89	0.72	10.196	357	54.41	581
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	14	$1,463,420.97	0.27	9.879	359	84.52	602
Arizona	109	$16,369,567.49	2.99	8.101	334	72.36	631
Arkansas	3	$255,883.13	0.05	8.731	328	62.34	555
California	57	$11,218,341.98	2.05	7.792	342	66.08	636
Colorado	35	$4,815,010.54	0.88	8.713	311	79.71	662
Connecticut	49	$9,761,949.86	1.79	8.167	347	75.99	633
Delaware	18	$2,870,840.53	0.53	8.232	313	77.72	608
Florida	455	$59,739,787.67	10.93	8.247	329	72.26	618
Georgia	63	$7,538,704.47	1.38	9.469	323	81.55	602
Idaho	4	$458,738.02	0.08	8.970	337	66.67	547
Illinois	141	$20,677,398.94	3.78	8.858	322	78.29	608
Indiana	27	$2,257,682.27	0.41	9.147	299	83.81	643
Kansas	20	$1,852,996.22	0.34	10.184	305	86.33	630
Kentucky	25	$2,389,725.64	0.44	8.167	298	76.70	642
Louisiana	25	$2,562,829.63	0.47	9.151	314	84.37	617
Maine	5	$565,581.96	0.10	8.012	359	84.70	640
Maryland	185	$26,139,638.94	4.78	8.461	326	71.26	620
Massachusetts	46	$8,695,283.07	1.59	8.999	345	71.48	610
Michigan	64	$6,290,955.67	1.15	9.321	332	82.36	633
Minnesota	16	$1,741,513.42	0.32	8.603	295	73.55	641
Missouri	122	$10,591,858.28	1.94	9.098	298	78.39	648
Montana	1	$199,935.18	0.04	7.571	359	60.79	615
Nebraska	13	$921,549.76	0.17	9.057	262	84.87	669
Nevada	33	$5,992,719.55	1.10	8.042	343	73.73	637
New Hampshire	21	$3,564,446.96	0.65	8.746	332	77.81	610
New Jersey	160	$28,372,543.76	5.19	9.075	337	71.40	628
New Mexico	1	$53,487.66	0.01	8.740	359	45.73	600
New York	698	$192,527,257.20	35.21	7.657	351	75.77	627
North Carolina	174	$20,988,777.48	3.84	9.450	298	81.32	632
Ohio	79	$8,830,592.64	1.61	8.836	313	81.47	652
Oklahoma	3	$400,824.56	0.07	9.051	358	73.94	525
Oregon	54	$7,779,214.93	1.42	7.959	336	72.57	641
Pennsylvania	293	$30,967,753.65	5.66	8.797	320	76.28	624
Rhode Island	19	$3,171,438.28	0.58	8.727	345	73.63	599
South Carolina	49	$4,517,592.96	0.83	9.606	313	80.50	606
Tennessee	28	$3,184,534.58	0.58	9.288	338	82.51	611
Texas	33	$3,742,090.63	0.68	9.261	353	72.76	584

Vermont	3	$271,133.58	0.05	8.611	267	83.31	575
Virginia	115	$17,279,237.48	3.16	9.015	323	75.77	614
Washington	37	$6,359,278.60	1.16	8.484	323	81.19	648
Wisconsin	87	$9,421,894.80	1.72	9.403	299	81.00	628
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	933	$123,667,376.43	22.62	9.131	328	74.73	616
Prepay Penalty: 12 months	723	$190,917,694.97	34.92	7.627	350	76.22	625
Prepay Penalty: 24 months	57	$9,220,453.82	1.69	8.965	335	82.53	626
Prepay Penalty: 30 months	23	$4,309,739.24	0.79	9.049	328	85.57	631
Prepay Penalty: 36 months	1,648	$218,688,748.48	39.99	8.479	323	74.91	630
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	89	$11,490,303.68	2.10	9.710	355	65.04	486
500-524	178	$24,057,244.21	4.40	9.846	351	69.53	512
525-549	238	$33,119,556.21	6.06	9.392	348	70.39	536
550-574	370	$54,237,426.99	9.92	8.849	333	73.48	561
575-599	420	$65,211,134.56	11.93	8.613	340	74.21	587
600-624	520	$87,809,569.83	16.06	8.151	337	76.75	613
625-649	429	$80,990,573.44	14.81	7.958	340	79.86	636
650-674	411	$74,633,291.08	13.65	7.903	330	78.25	662
675-699	304	$49,907,810.44	9.13	7.904	326	76.03	686
700+	419	$64,667,676.06	11.83	7.881	311	75.05	744
Not Available	6	$679,426.44	0.12	9.056	359	48.34	--
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,167	$532,162,256.15	97.32	8.301	336	75.53	625
Second Lien	217	$14,641,756.79	2.68	9.828	271	75.82	627
Total	3,384	$546,804,012.94	100.00	8.342	334	75.54	625

Citigroup Global Markets Mortgage Finance Contacts

Name:	Telephone:	E-Mail:
Phil Seares Director	(212) 723-1145	philip.seares@citigroup.com
Perry DeFelice Vice President	(212) 723-1153	perry.defelice@citigroup.com
Venkat Veerubhotla Associate	(212) 723-6662	venkat.veerubhotla@citigroup.com
Kathryn Ebner Analyst	(212) 723-6879	kathryn.ebner@citigroup.com

Citigroup Global Markets MBS Trading Contacts

Name:	Telephone:	E-Mail:
Matt Cherwin Managing Director	(212) 723-6325	matthew.cherwin@citigroup.com
Eliot Ruebenzahl Director	(212) 723-6325	eliot.ruebenzahl@citigroup.com

Citigroup Global Markets MBS Structuring Contacts

Name:	Telephone:	E-Mail:
Shekhar Shah Vice President	(212) 723-5386	shekhar.shah@citigroup.com
Moses Kimanzi Associate	(212) 723-5859	moses.m.kimanzi@citigroup.com